Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-234633) and Form S-8 (No. 333-102602, No. 333-90764, No. 333-97745, No. 333-150704, No. 333-181107, No. 333-211324 and No. 333-211323) of Laboratory Corporation of America Holdings of our report dated February 28, 2020, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Raleigh, North Carolina
February 28, 2020